UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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USA TECHNOLOGIES, INC.
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On April 13, 2020, USA Technologies, Inc. issued the following investor presentation:

2

 Investor PresentationApril 2020  Subtitle / Date

 1  Forward-looking Statements  "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its effects on USAT’s operations, financial condition, and the demand for USAT’s products and services; uncertainties resulting from, among other things, quarantines of employees, customers, consumers, and suppliers, travel restrictions, reduced consumer spending, and closures of customer locations, manufacturing facilities, warehouses and logistics supply chains, associated with COVID-19; USAT’s ability to efficiently and flexibly manage its business and financial resources amid uncertainties related to COVID-19; uncertainty around the duration of the COVID-19 virus’ impact; whether USAT would realize all or a substantial portion of the anticipated cost savings resulting from the new transaction processing agreement due to unusual or unanticipated causes or events or otherwise; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing, route scheduling, inventory management, and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file USAT’s periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; whether the listing application for USAT’s securities which has been filed by USAT with The Nasdaq Stock Market LLC will be granted or granted in a timely manner; or whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

 2  Today’s Speakers   Donald “Don” W. Layden, Jr.President, Chief Executive Officer and Director   Sunil SabharwalDirector and Non-Executive Chairman of the Board  William “Bill” J. SchochDirector, Chair of the Nominating and Corporate Governance Committee, Member of the Audit Committee

Overview of USA Technologies

Company Overview

- USA Technologies, Inc. ("USAT" or the "Company"), is a leading provider of software solutions and electronic payment transaction acceptance to the unattended point-of-sale ("POS") market
  - Develops and distributes proprietary cashless payment acceptance technology as well as a comprehensive suite of value-added services, such as loyalty, inventory management, digital marketing and other critical solutions
  - Operates in the vending, laundry, kiosk and entertainment verticals with a leading market position in the small ticket beverage and food vending industry
- The Company generates revenue primarily through Licensing and Transaction (L&T) fees related to cashless transaction processing services and software solutions
- Currently serves over 21,000 customers with approximately 1.3 million connections[1]
- Acquired Cantaloupe Systems in 2017, creating a market-leading end-to-end turnkey enterprise solution
  - Provides cloud and mobile software solutions for dynamic route scheduling, inventory management, responsive merchandising and warehouse and accounting management
  - Expanded the Company's presence in Canada, Australia and Mexico
- Incorporated in 1992 and headquartered in Malvern, Pennsylvania
  - Over 150 employees and 3 offices globally

Q2 2020 Metrics

$44.1 million
Total Revenue

27.7% YoY Increase

$35.8 million
of Total Revenue from L&T Fees

20.3% YoY Increase

$8.3 million
of Total Revenue from Equipment

74.6% YoY increase

29.0%
Gross Margin

Increase from 27.4% in Prior Year

1.3 million
Connections[1]

40,000 Net New Connections

Significantly Underpenetrated Verticals

Vending

Kiosk

Laundry

Entertainment

Source: Company Filings; company management provided materials and estimates; equity research

1. Connections to USAT service are accounted for upon shipment of an activated device to a customer under contract

[3]

 4  Why USAT Wins  End-to-end turnkey enterprise platform for the unattended point-of-sale market       A market leader in an underpenetrated and highly fragmented sector          Clear technology leadership with innovative solutions backed by considerable intellectual property                         Comprehensive integrated cashless payment and software product offering    Attractive value proposition delivered to customers of all sizes            End-to-end turnkey enterprise platform for the unattended point-of-sale market   Multi-pronged growth strategy focused on significant organic and inorganic growth opportunities  Attractive financial profile driven by a scalable and highly recurring revenue model

A Market Leader in an Underpenetrated and Highly Fragmented Sector

Total Addressable Market Opportunity

Connections in Millions


Laundry
Vending
Kiosks
Parking
Entertainment
Carwash
Other²
5
4
4
2
1
1
1
~17M
Potential U.S.
Connections
~$8B
TAM¹

Excludes international opportunity;
9M potential connections in international vending alone

Continued Shift to Digital Payments in the U.S.

$ in trillion


$9.9
25%
14%
61%
($6.0tn)
$12.0
17%
13%
69%
($8.3tn)
(3.5%) CAGR
2.5% CAGR
6.6% CAGR
2016A
2021E
Debit/Credit
Electronic/ACH
Cash/Check

Card transactions represent an $8+ trillion market opportunity

Unattended Market Trends

- Shift in Demand for Electronic Payments from Consumers and Merchants
- Increasing Demand for Real-Time Based Analytics and Business Software
- Increase in Demand for Integrated Payment Solutions
- Increase in Demand for Modernization of Solutions (IoT, Cloud, Mobile, Analytics)
- POS and NFC Equipped Mobile Phone Payment Improvements

Source: Research reports; company filings; company management provided materials and estimates
1. Assumes weighted average transaction volume of $7,650 per connection, 5.45% transaction processing fee and weighted average licensing fee of $4.30 per connection
2. Other includes 500K Office Coffee and 200K Software Services connections, respectively

[5]

Attractive Value Proposition Delivered to Customers of All Sizes

Key Product Offerings		Value Proposition			
Product	**Description**	Revenue Enhancement	Cost Reduction	Consumer Management	Analytics and Insight
Card Processing Services	Increased speed and convenience through cashless payments drives revenue growth	✓		✓	✓
Over the Air Hardware Monitoring	Automatic updates to software and settings to products Real-time monitoring and troubleshooting of machines	✓	✓	✓	✓
Loyalty Rewards	Creates exciting, new marketing paradigm for cashless payment locations Build loyalty, create new revenue streams and increase account retention	✓		✓	✓
Real-Time Pre-Kitting	Seed's dynamic pre-kitting makes restocking machines highly efficient Ensures one trip is made to vending machine to restock, improving productivity		✓		✓
Dynamic Route Scheduling	Cloud and mobile offerings facilitate dynamic schedules Eliminating guesswork helps avoid wasting route labor for markets without an immediate need, and manage out-of-stocks	✓	✓	✓	✓
Accounting Management	Online reporting system provides access to detailed sales history and accounting reconciliation reports from your desktop		✓	✓	✓

Attractive Value Proposition Impacting Customers' Bottom Line

- Digital Advertising
- Loyalty Rewards
- Coupons and Promotions

25-35%

Increase in Machine Sales


Increase Revenue
Decrease Cost
USA
TECHNOLOGIES

30-40%

Reduction in Operating Cost

- Smart Machine Downtime Alerts
- "Space to Sales" Optimization
- Real-Time Pre-Kitting

[6]

Source: Company Filings; company management provided materials and estimates

Execution of Clear Strategy Delivering Clear Results

USAT's key strategic priorities to meaningfully enhance profitability include:

New Processing Partnership

Final negotiations with Fiserv / First Data to replace current providers (Chase Paymentech and Heartland Payment Systems), expected to complete integration by end of FY2020

OpEx Optimization

25+ identified expense reduction initiatives including office closures, outside vendor repricing, and other operational efficiencies, expected to reduce OpEx by $8m

Streamlining Supply Chain

Focus on rightsizing inventory levels, driving down hardware costs, and establishing a more efficient supply chain

Leverages "just-in-time" manufacturing to reduce inventory levels by ~75% and hardware costs by 10 – 20%

Salesforce Usage Optimization

Consists of aggregating and streamlining account management process through centralized Salesforce database

Ability to leverage AI and machine learning to more effectively target cross-sell opportunities

Sales Tax Realization

Identified sales tax liabilities of ~$18m due to failure to historically collect full sales tax from customers

USAT Benefits From Solid Business Fundamentals, Clear Market Strategy, Strong Customer Retention And Positive Long-Term Industry Trends

[7]

   8  Maintaining Momentum and Managing COVID-19 Uncertainty   Taking prudent steps to protect the business in light of volatility and uncertainty caused by COVID-19 pandemic  $44.1MRevenue growth, representing an increase of 27.7% YoY   29%Gross margin, up from 27.4% in the prior year period  50% Deployment of Seed services across customer base  40,000 Net new connections   0Maintained record of zero customer losses   $1.2MQ2 Core EBITDA, which consists of reported Adjusted EBITDA of ($2.3) million and excluding additional non-recurring expenses related to the investigation, restatement and proxy contest1  Conserving liquidity  Evaluating cost saving actions  Partnering with customers to position USAT for renewed growth post crisis  Pause on international expansion    USAT has made significant progress on critical strategic initiatives, driving improved results. In Q2 2020:                Net loss for Q2 was ($8.4) million. See the reconciliation on Slide 15.

 9  USAT Board has Repeatedly Attempted to End Unnecessary and Distracting Proxy Contest Launched by Hudson Executive Capital (“HEC”)  USAT Continues to be Open-Minded, but Immediate Replacement of Board and Management and Transfer of Substantial Percentage of Company Liquidity to HEC is Against Interests of All Shareholders    Most recently, USAT and HEC reached tentative agreement that HEC would have the right to select 4 out of 8 directors with USAT CEO, Don Layden, staying in place as a member of the Board and as CEO, while a comprehensive CEO search process was commencedHEC refused to honor the agreement, and demanded that:In rejecting USAT’s latest settlement offer, HEC has made clear that they will settle for nothing less than millions and control of the Company  USAT has attempted multiple times to settle with HEC   USAT turn effective control of the Board to HECUSAT CEO resign effective immediatelyHEC insider appointed Executive Chairman with entitlement of $1 million for his servicesReimbursement of HEC proxy fight fees “in the millions”USAT release HEC from disgorgement claims and agree to defend HEC from claims that USAT shareholders may bring against HEC

USAT Board Refreshed, Management Replaced and Controls and Compliance Overhauled

Refreshment of the Board

- In total, the USAT slate of nominees for election will comprise 10 individuals, 9 of whom would serve as independent directors, and 8 of whom will have been appointed since April 2019

Replacement of CEO & Appointment of CFO

- In October 2019, USAT appointed Don Layden as Interim CEO and in March 2020, he was appointed Permanent CEO
- Don Layden has been essential to the rapid progress made to strengthen the business, including maintaining and building critical customer relationships
- Michael Wasserfuhr appointed CFO in March 2020 — brings significant experience in the payments industry with expertise in risk management and diligence. Previously served as CFO at a number of companies in the payment industry, including most recently Ingenico North America, Worldpay US, and Vesta Corporation

Compliance Committee Work Ongoing

- USAT took action to enhance its internal compliance through the creation of a Compliance Committee of the Board in December 2018, and the hiring of a Chief Compliance Officer who reports directly to the Committee in April 2019
  - Independent directors, Kelly Ann Kay, Patricia A. Oelrich and Ingrid S. Stafford serve on the Committee
  - In April 2019, Don Layden was appointed to the Board and as Chair of the Compliance Committee
- In October 2019, USAT completed its audit and restatements and regained compliance with periodic reporting requirements
  - Continuing process of addressing identified material weaknesses in internal controls over financial reporting
- In December 2019, USAT filed a new application with NASDAQ, received comments in January 2020 and responded to those comments shortly thereafter

With Far-Reaching Changes Made, USAT Board Believes Continuity is Vital to Successful Completion of Compliance and Relisting Process

[10]

HEC's Preference for Criticism Over Constructivism Presents Real Risk of Reversing USAT's Progress

HEC is engaging in an unnecessary and distracting proxy contest in an attempt to take control of the Company without paying a premium

The refreshed USAT Board and management team will not risk significant value destruction nor the meaningful progress we have made over the past months

USAT has demonstrated that it has been and continues to be open-minded; we are a fundamentally different company than we were when HEC launched its proxy contest

The "change" HEC seeks is unnecessary, disruptive and not in the best interests of USAT and its stakeholders

Against the backdrop of ongoing economic volatility and the uncertainty surrounding COVID-19, USAT's primary focus is to ensure business continuity

It's critical to retain the strong customer relationships the management team has worked hard to cultivate over time; now is not the time for the blind "change" HEC seeks

Antara Financing Best Alternative for Liquidity, Stability and Continuity for Customers

USAT auditor BDO raised possibility of including going concern qualification of audit opinion

- Posed significant risk of customer losses

Antara financing improved liquidity, enabling Company to continue to execute on proven strategy of partnering with customers

HEC has consistently criticized Antara financing without contemplation of alternatives other than indicating that HEC would have provided financing on unstated terms

HEC Demands for 'More Change' Not in Best Interests of All Shareholders

[11]

USAT Is Open to Fresh Perspectives as Demonstrated By Inclusion of 3 HEC Candidates on USAT Slate

Lisa P. Baird*

(HEC Candidate)

- Strong marketing and operating experience and a proven record of creating, building, enhancing and leading well-known brands
- Currently: Commissioner of the National Women's Soccer League
- Prior experience at Fortune 50 companies, including: IBM, General Motors, Johnson & Johnson, Procter & Gamble

Kelly Ann Kay

Current Board Member (February 2020 – Present)

- Executive leadership experience in the financial technology and payments space
- Currently: EVP and CFO at Toyota Research Institute
- Previously held senior positions at:
  - Lyft: VP of Business Operations and VP of Compliance
  - Mastercard: Public Policy and Regulatory Head for Asia Pacific, Middle East and Africa
  - PayPal: International Legal and Compliance Director of PayPal Asia, and Associate General Counsel

Robert L. Metzger

Current Board Member (March 2016 – Present)

- Finance and accounting background with public company and capital markets experience, as well as experience in the financial technology and payments space
- Held several senior roles at William Blair & Company, LLC, including: Partner, Chairman of the Audit Committee, Head of the Technology Group, and Head of the Financial Services Investment Banking Group
- Prior public company board experience includes: WageWorks, Inc. and JetPay Corporation

Patricia A. Oelrich

Current Board Member (April 2019 – Present)

- Significant experience in risk management and has public board and audit committee experience
- Currently serves as Chair of the Audit Committee and a member of the Risk Committee on the Federal Home Loan Bank Office of Finance
- Previously held senior leadership positions at:
  - GlaxoSmithKline PLC: Vice President, Global IT Risk Management
  - Ernst & Young LLP: Partner
- Prior public board experience includes: Pepco Holdings Inc

Don Layden

CEO (February 2020 – Present), Current Board Member (April 2019 – Present)

- Extensive executive experience and prior public board experience
- Most recently, served as a Venture Partner at Baird Venture Partners, and practiced corporate law as an Of Counsel Partner at Quarles & Brady LLP
- Previously served as executive officer of Metavante Technologies (NYSE: MV), including as President of Metavante International, Senior Executive Vice President of Corporate Development Strategy, Corporate Secretary and General Counsel
- Previously served as an Adviser to Warburg Pincus, CEO of NuEdge Solutions, President of the Fiserv Lending Systems Division, and President and CEO of the Marshall & Ilsley Trust Company
- Prior public company board experience includes: Firstsource Solutions Limited and Online Resources Corporation

* HEC candidate

[12]

USAT Is Open to Fresh Perspectives as Demonstrated By Inclusion of 3 HEC Candidates on USAT Slate

Ellen Richey*
(HEC Candidate)

- Extensive experience in the payments industry and in risk management, compliance and audit
- Held several senior leadership roles at Visa, Inc. including: Vice Chairman of Risk and Public Policy, Chief Risk Officer, Member of Visa's Senior Executive Committee, Chief Legal Officer and EVP and Chief Enterprise Risk Officer

Anne M. Smalling*
(HEC Candidate)

- Operational expertise and experience in strategic planning and financing across industries
- Has served as President and Managing Partner of HM International, LLC, a privately held business that acquires undervalued assets, for more than two decades

Sunil Sabharwal
Current Board Member, Non-Executive Chair (February 2020 – Present)

- Decades of leadership experience and familiarity with the electronics payments industry
- Currently serves as President and Founder of Payments International LLC, a venture capital and private equity firm
- Represented the U.S. on the International Monetary Fund (IMF) Executive Board as the U.S. Alternate Executive Director
- Formerly served as SVP of the Strategic Investment Group at First Data Corporation/Western Union

Ingrid S. Stafford
Current Board Member (April 2019 – Present)

- Extensive executive experience in financial operations, and prior public board experience
- Held leadership positions of increasing responsibility at Northwestern University, including as: Senior Advisor to the SVP for Business and Finance, VP for Financial Operations and Treasurer
- Currently serves as a public company board member at Wintrust Financial Corporation

William J. Schoch
Current Board Member (July 2012 – Present); Former USAT Lead Independent Director (November 2019 – February 2020)

- Meaningful leadership experience and familiarity with the electronics payments industry, including as a current director of NACHA - The Electronic Payments Association and previously as a member of the Steering committee of NACHA's Payments Innovation Alliance and the Federal Reserve's Faster Payments Task Force
- Currently serves as President and CEO of Western Payments Alliance, a non-profit payments association
- Earlier career highlights, include:
  - Visa International: Vice President of Emerging Market Initiatives
  - Citibank, N.A.: Vice President

[13]

* HEC candidate

14  USAT Needs Consistent Leadership and Steady Progress   HEC’s Demands for Control Represent Risk and Uncertainty When USAT Needs it Least    USAT has demonstrated that it is open to new perspectives In total, the USAT slate of nominees for election will comprise 10 individuals, 9 of whom would serve as independent directors, and 8 of whom will have been appointed since April 2019USAT included HEC nominees Lisa Baird, Ellen Richey and Anne Smalling as part of the Company’s slate of nominees because we recognize that shareholders desire fresh thinking on the Board and because as a Board, we are open to changeHEC’s vague claim to “reinvigorate USAT” is misguided — the “change” it seeks would disrupt USAT’s core business and risk critical customer relationships, reversing the meaningful progress the refreshed Board and management team has made    USAT Board and Management team working effectively to weather COVID-19 crisis and position company for future success

 15  Reconciliation of Net Loss to Core EBITDA

 Investor PresentationApril 2020  Subtitle / Date